                                                                    EXHIBIT 8


                                CUSTODY AGREEMENT


         Agreement made as of this      day of            , 1998, between THE
VALIANT FUND, a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 1800 Second Street, Sarasota, Florida 34236 (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Custodian").


                                W I T N E S S E T H :


that for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Authorized Persons" shall be deemed to include any person, whether or not such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Fund by any two Authorized Persons, and the term Certificate shall also include Instructions.

         4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Trustees specifically approving deposits therein by the Custodian.

         5. "Instructions" shall mean instructions communications transmitted by electronic or telecommunications media including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission signed by an Authorized Person and tested telex.

         6. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

         7. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person.

         8. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

         9. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         10. "Senior Security Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

         11. "Series" shall mean the various portfolios, if any, of the Fund listed on Appendix B hereto as amended from time to time.

         12. "Shares" shall mean the shares of beneficial interest of the Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.


                                   ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

         1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and money at any time owned by the Fund during the period of this Agreement.

         2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                  ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

         1. Except as otherwise provided in paragraph 7 of this Article and in
Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all money owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and money not actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and money is not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Board of Trustees of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and money deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series.

         2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all money received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

                  (a) as hereinafter provided;

                  (b) pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

                  (c) in payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

         3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Fund for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Fund for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Fund with a detailed statement, on a per Series basis, of the Securities and money held by the Custodian for the Fund.

         4. Except as otherwise provided in paragraph 7 of this Article and in
Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

         5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:

                  (a) collect all income, dividends and distributions due or payable;

                  (b) give notice to the Fund and present payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Fund;

                  (c) present for payment and collect the amount payable upon all Securities which mature;

                  (d) surrender Securities in temporary form for definitive Securities;

                  (e) execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income

Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

                  (f) hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder; and

                  (g) deliver to the Fund all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notices of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received by the Custodian, such proxies and other similar materials to be executed by the registered owner (if Securities are registered otherwise than in the name of the Fund), but without indicating the manner in which proxies or consents are to be voted.

         6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

                  (a) execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;

                  (b) deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

                  (c) deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (d) make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

                  (e) present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.


                                   ARTICLE IV.

                         PURCHASE AND SALE OF SECURITIES

         1. Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement;
(e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Certificate out of the money held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

         2. Promptly after each sale of Securities by the Fund, other than any Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.


                                   ARTICLE V.

                          REVERSE REPURCHASE AGREEMENTS

         1. Promptly after the Fund enters a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and
(f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Senior Security Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate or Oral Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Senior Security Account, specified in such Certificate or Oral Instructions.

         2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Fund in connection with such termination; (c) the amount and kind of Securities to be received by the Fund and specifically allocated to such Series in connection with such termination;
(d) the date of termination; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Securities Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate or Oral Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Senior Security Account, specified in such Certificate or Oral Instructions.

                                   ARTICLE VI.

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

         1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

         2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of
Securities: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the money held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.


                                  ARTICLE VII.

                       CONCERNING SENIOR SECURITY ACCOUNTS

         1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Senior Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Fund.


                                  ARTICLE VIII.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

         1. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or
(ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

         2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the money held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund with respect to such Series.


                                   ARTICLE IX.

                          SALE AND REDEMPTION OF SHARES

         1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

                  (a) the Series, the number of Shares sold, trade date, and price; and

                  (b) the amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

         2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

         3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

         4. Except as provided hereinafter, whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

                  (a) the number and Series of Shares redeemed; and

                  (b) the amount to be paid for such Shares.

         5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the money held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

         6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the separate account of the Series of the Shares being redeemed.


                                   ARTICLE X.

                           OVERDRAFTS OR INDEBTEDNESS

         1. If the Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the money held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien, security interest, and security entitlement in and to any property including any investment property or any financial asset specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest on behalf of such Series which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Fund hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/ or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 9 a.m., New York City time, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

         2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.


                                   ARTICLE XI.

                                  INSTRUCTIONS

         1. With respect to any software provided by the Custodian to a Fund in order for the Fund to transmit Instructions to the Custodian (the "Software"), the Custodian grants to such Fund a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Custodian in connection with its account(s). The Fund shall use the Software solely for its own internal and proper business purposes, and not in the operation of a service bureau, and agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Custodian. The Fund acknowledges that the Custodian and its suppliers have title and exclusive proprietary rights to the Software, including any trade secrets or other ideas, concepts, know how, methodologies, or information incorporated therein and the exclusive rights to any copyrights, trademarks and patents (including registrations and applications for registration of either) or statutory or legal protections available with respect thereof. The Fund further acknowledges that all or a part of the Software may be copyrighted or trademarked (or a registration or claim made therefor) by the Custodian or its suppliers. The Fund shall not take any action with respect to the Software inconsistent with the foregoing acknowledgments, nor shall the Fund attempt to decompile, reverse engineer or modify the Software. The Fund may not copy, sell, lease or provide, directly or indirectly, any of the Software or any portion thereof to any other person or entity without the Custodian's prior written consent. The Fund may not remove any statutory copyright notice, or other notice including the software or on any media containing the Software. The Fund shall reproduce any such notice on any reproduction of the Software and shall add statutory copyright notice or other notice to the Software or media upon the Bank's request. Custodian agrees to provide reasonable training, instruction manuals and access to Custodian's "help desk" in connection with the Fund's user support necessary to use of the Software. At the Fund's request, Custodian agrees to permit reasonable testing of the Software by the Fund.

         2. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Custodian. The Custodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services or the performance or nonperformance by any nonparty to this Custody Agreement.

         3. The Fund acknowledges that the Software, all data bases made available to the Fund by utilizing the Software (other than data bases relating solely to the assets of the Fund and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Fund shall return to the

Custodian all copies of the Information which are in its possession or under its control or which the Fund distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

         4. The Custodian reserves the right to modify, at its own expense, the Software from time to time without prior notice and the Fund shall install new releases of the Software as the Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without the Custodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

         5. The Custodian and its manufacturers and suppliers make no warranties or representations of any kind with regard to the Software or the method(s) by which the Fund may transmit Instructions to the Custodian, express or implied, including but not limited to any implied warranties of merchant-ability or fitness for a particular purpose.

         6. EXPORT RESTRICTIONS. EXPORT OF THE SOFTWARE IS PROHIBITED BY UNITED STATES LAW. THE FUND AGREES THAT IT WILL NOT UNDER ANY CIRCUMSTANCES RESELL, DIVERT, TRANSFER, TRANSSHIP OR OTHERWISE DISPOSE OF THE SOFTWARE (IN ANY FORM) IN OR TO ANY OTHER COUNTRY. IF THE CUSTODIAN DELIVERS THE SOFTWARE TO THE FUND OUTSIDE THE UNITED STATES, THE SOFTWARE WAS EXPORTED FROM THE UNITED STATES IN ACCORDANCE WITH EXPORT ADMINISTRATIVE REGULATIONS. DIVERSION CONTRARY TO U.S. LAWS PROHIBITED. The Fund hereby authorizes Custodian to report its name and address to government agencies to which Custodian is required to provide such information by law.

         7. Where the method for transmitting Instructions by the Fund involves an automatic systems acknowledgment by the Custodian of its receipt of such Instructions, then in the absence of such acknowledgment the Custodian shall not be liable for any failure to act pursuant to such Instructions, the Fund may not claim that such Instructions were received by the Custodian, and the Fund shall deliver a Certificate by some other means.

         8. (a) The Fund agrees that where it delivers to the Custodian Instructions hereunder, it shall be the Fund's sole responsibility to ensure that only persons duly authorized by the Fund transmit such Instructions to the Custodian. The Fund will cause all persons transmitting Instructions to the Custodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

                  (b) The Fund hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Custodian and that there may be more secure methods of transmitting instructions to the Custodian than the method(s) selected by the Fund. The Fund hereby agrees that the security procedures (if any) to be followed in connection with the Fund's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

         9. The Fund hereby represents, warrants and covenants to the Custodian that this Agreement has been duly approved by a resolution of its Board of Trustees, and that its transmission of Instructions pursuant hereto shall at all times comply with the Investment Company Act.

         10. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Fund's ability to send Instructions.

         11. Custodian will indemnify and hold harmless the Fund with respect to any liability, damages, loss or claim incurred by or brought against Fund by reason any claim or infringement against any patent, copyright, license or other property right arising out or by reason of the Fund's use of the Software in the form provided under this Section. Custodian at its own expense will defend such action or claim brought against Fund to the extent that it is based on a claim that the Software in the form provided by Custodian infringes any patents, copyrights, license or other property right, provided that Custodian is provided with reasonable written notice of such claim, provided that the Fund has not settled, compromised or confessed any such claim without the Custodian's written consent, in which event Custodian shall have no liability or obligation hereunder, and provided Fund cooperates with and assists Custodian in the defense of such claim. Custodian shall have the right to control the defense of all such claims, lawsuits and other proceedings. If, as a result of any claim of infringement against any patent, copyright, license or other property right, Custodian is enjoined from using the Software, or if Custodian believes that the System is likely to become the subject of a claim of infringement, Custodian at its option may in its sole discretion either (a) at its expenses procure the right for the Fund to continue to use the Software, or (b), replace or modify the Software so as to make it non-infringing, or (c) may discontinue the license granted herein upon written notice to Customer.


                                  ARTICLE XII.

                DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
                 OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

         1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Securities for which the primary market is outside the United States ("Foreign Securities") and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians"). The Fund may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Schedule
I. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from
Schedule I.

         2. Each delivery of a Certificate to the Custodian in connection with a transaction involving the use of a Foreign Sub-Custodian shall constitute a representation and warranty by the Fund that its Board of Trustees, or its third party foreign custody manager as defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, if any, has determined that use of such Foreign Sub-Custodian satisfies the requirements of such Investment Company Act of 1940 and such Rule 17f-5 thereunder.

         3. The Custodian shall identify on its books as belonging to each Series of the Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

         4. Upon request of the Fund, the Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign

Sub-Custodian under its agreement with the Custodian on behalf of the Fund.

         5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodians, including but not limited to an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the Series.

         6. The Custodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

         7. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         8. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian the sole responsibility and liability of the Custodian shall be to take appropriate action at the Fund's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.


                                  ARTICLE XIII.

                            CONCERNING THE CUSTODIAN

         1. Except as hereinafter provided, or as provided in Article XII, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise hereunder, except for any such loss or damage arising out of its own negligence or willful misconduct. In no event shall the Custodian be liable to the Fund or any third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Custodian may, with respect to questions of law arising hereunder, apply for and obtain the advice and opinion of counsel to the Fund, with the consent of the Fund which will not be unreasonably withheld, at the expense of the Fund, or of its own counsel at its own expense and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

         2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

                  (a) the validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                  (b) the legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

                  (c) the legality of the declaration or payment of any dividend by the Fund;

                  (d) the legality of any borrowing by the Fund using Securities as collateral;

                  (e) the legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to Article VI of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

                  (f) the sufficiency or value of any amounts of money and/or Securities held in any Senior Security Account in connection with transactions by the Fund.

         3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

         4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

         6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

         7. The Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Article XII appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co--Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and money at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.

         8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

         9. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. The Custodian shall apportion any loss, damage, liability or expense among the Series in the manner specified in a Certificate. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

         10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the

Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

         11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to any broker or dealer.

         12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Fund, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Fund shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

         13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

         14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including reasonable attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article IX as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

         15. Subject to the following provisions of this Section, all payments and deliveries of the Custodian shall be on a delivery-versus-payment basis, except as authorized by a Certificate. Notwithstanding the foregoing, the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by the Custodian.

         16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.


                                  ARTICLE XIV.

                                   TERMINATION

         1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled pursuant to this Agreement.

         2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.


                                   ARTICLE XV.

                                  MISCELLANEOUS

         1. Annexed hereto as Appendix A is a Certificate signed by two of the present Authorized Persons of the Fund under its seal, setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Authorized Person ceases to be an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the Authorized Persons as set forth in the last delivered Certificate.

         2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

         3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing. Any such notice shall be effective upon receipt.

         4. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Trustees of the Fund.

         5. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Trustees.

         6. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

         7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         8. The parties agree that the Fund is executing this Agreement on behalf of each Series separately; that each Series is acting solely on its own behalf separately from each other Series and not jointly or jointly and severally with any of the other Series; that this Agreement shall constitute, and shall for all purposes be construed to give effect to the intention of the parties that it constitute, a separate Agreement between the Custodian and the Fund on behalf of each such Series separately, as if the Fund had executed this Agreement separately, as if the Fund had executed this Agreement separately on behalf of such Series; and that no Series shall be liable for the obligations of any other Series arising hereunder. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.


                                    THE VALIANT FUND


[SEAL]                              By: /s/ Richard F. Curcio
                                        -----------------------------------
                                        Richard F. Curcio
                                        Chairman & President

Attest:

/s/ Robert A. Melley
---------------------------------
Robert A. Melley
Vice President - Assistant Secretary


                                    THE BANK OF NEW YORK


[SEAL]                              By: /s/ Masao Yamaguchi
                                        ------------------------------
                                    Name:  Masao Yamaguchi
                                    Title: Vice President


Attest:

/s/ Nicholas A. Deliso
---------------------------------
Nicholas A. Deliso
Assistant Treasurer

'

                                   APPENDIX A



         I,                                       , President and
I,                   ,                   of THE VALIANT FUND, a Massachusetts
business trust (the "Fund"), do hereby certify that:

         The following persons have been duly authorized in conformity with the Fund's Declaration of Trust and By-Laws to execute any Certificate, instruction, notice or other instrument on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:


       Name                 Position             Signature

--------------------   -------------------   -----------------

                                   APPENDIX B


                                     SERIES

                                   APPENDIX C



         I, Nicholas A. Deliso, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:



The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
Wall Street Journal

                                    EXHIBIT A

                                  CERTIFICATION


         The undersigned,                                  , hereby certifies
that he or she is the duly elected and acting of THE VALIANT FUND, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a meeting duly held on , 1998, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

         RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Fund dated as of                ,
1998, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE
VALIANT FUND, as of the       day of               , 1998.



[SEAL]

                                    EXHIBIT B

                                  CERTIFICATION

         The undersigned,                                , hereby certifies
that he or she is the duly elected and acting of THE VALIANT FUND, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund at a
meeting duly held on                , 1998, at which a quorum was at all times
present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

         RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Fund dated as of               ,
1998, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE
VALIANT FUND, as of the       day of             , 1998.



[SEAL]

                                   EXHIBIT B-1

                                  CERTIFICATION

         The undersigned,                               , hereby certifies that
he or she is the duly elected and acting                          of THE
VALIANT FUND, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Fund
at a meeting duly held on                      , 1998, at which a quorum was at
all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

         RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Fund dated as of                ,
1998, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Participants Trust Company as Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Participants Trust Company to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE
VALIANT FUND, as of the         day of              , 1998.



[SEAL]

                                    EXHIBIT C

                                  CERTIFICATION

         The undersigned,                                , hereby certifies
that he or she is the duly elected and acting                          of
THE VALIANT FUND, a Massachusetts business trust (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of
the Fund at a meeting duly held on                 , 1998, at which a quorum was
at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

         RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Fund dated as of                ,
1998, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Options and transaction in Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE
VALIANT FUND, as of the       day of            , 1998.





[SEAL]

                                    EXHIBIT D

         The undersigned,                                   , hereby certifies
that he or she is the duly elected and acting                      of THE
VALIANT FUND, a Massachusetts business trust (the "Fund"), further certifies that the following resolutions were adopted by the Board of Trustees of the Fund
at a meeting duly held on                  , 1998, at which a quorum was at all
times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

         RESOLVED, that The Bank of New York, as Custodian pursuant to the Custody Agreement between The Bank of New York and the Fund dated as of
                         , 1998 (the "Custody Agreement") is authorized and
instructed on a continuous and ongoing basis to act in accordance with, and to rely on Instructions (as defined in the Custody Agreement).

         RESOLVED, that the Fund shall establish access codes and grant use of such access codes only to Authorized Persons of the Fund as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of user and access codes, passwords and authentication keys, and shall use Instructions only in a manner that does not contravene the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE
VALIANT FUND, as of the       day of              , 1998.





[SEAL]